Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222822 on Form S-8 of iPic Entertainment Inc. of our report dated May 1, 2018 on the balance sheets of iPic Entertainment Inc. appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

May 1, 2018